SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.       )

Filed by the Registrant[ x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ x ] Definitive Proxy Statement

[ x ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                            TITAN TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant) payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A. Paid by electronic transfer.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:


2) Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


4) Proposed maximum aggregate value of transaction:


5) Total fee paid:
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:


May 8, 1998

Dear Shareholders:

     Perhaps now is the time to review the past, to look at the goals we originally set for ourselves, and to see where we are at the present.

     Early on management knew that the Company had to build a full scale R&D plant to address all of the questions that were generated when it demonstrated its smaller prototype units. Management also had to address the problem of separating carbon black from the steel recovered by the units. It took more than two years to build, experiment with and modify this phase of the program.

Our Korean Plants.
------------------

     Dong Kook Steel, a Korean corporation, came on the scene prior to the Company finishing the final modifications on its units. At that time the Company needed to make either a private placement or a public offering of its shares to get the money to carry on its R&D efforts. This was great for the Company. The Koreans paid us money, with out assistance built two plants that let us test and modify the technology and demonstrate the two completed plants to the world.

     The only unfortunate part of the Korean association was that they wanted to try all kinds of different approaches to the use of our technology. None of those approaches benefited the process, but it did delay the final completion of the plants. The best thing that came out of this delay was that Dana Finley and Jeff Wilder, two of our employees, developed a superior feeder and discharge system for the plants. This advance was patented and assigned to the Company.

The Austrian Plant.
-------------------

     Also during the time that the Korean plants were under construction and testing, Dr. Ronald Allred, one of our directors, began, under contract with the Company and his company, Adherent Technologies, to experiment with the Company's basic process to determine its ability to recycle waste plastics. Adherent obtained research grants for the purpose of advancing the technology into other profitable waste recycling areas. This research, which we consider invaluable to our Company, is now going forward with the planning and development of a plastics recycling plant. Dr. Allred has let any prospective purchasers of the Company's technology have access to Adherent Technologies' laboratories for examination of the technology. Dr. Allred and Adherent Technologies' assistance has been without cost to the Company.

     About the time that the Korean plants were completed, the Company contracted to build a plant in Austria. Funding in the amount of approximately $2.5 million dollars was promised by a Florida company, but that financing never happened and resulted in the law suit discussed in the Proxy Statement under the heading "Litigation." Fortunately for the Company another interested party came forward to assist in the financing and the project is well under way. There have been delays in the project, such as three site changes, but as it turned out, those delays actually permitted the project to be approved under the European Community Standards, which in turn qualifies the Company's plants for sale all over Europe. The Austrian project should, barring unforeseen delays, be completed in June. The Company is assured by its Austrian associates that five other plants should be constructed in Europe after the Austrian plant is in operation.

Other Current Projects.
-----------------------

     Management anticipates that the Company will, in the near future, enter into a contract for construction of one of our plants in Portugal. When this project is undertaken, it will result in revenue to the Company of approximately $1.1 million and a retained royalty on products produced and sold from the plant.

     For about the last year we have been discussion establishing a plant with the City of Niagara, New York If this project is undertaken, it will be the first plant to be established in the United States.

     The Company's plastics and oil recovery technology is now sufficiently established that the Company will begin marketing recycling and recovery plants using that technology.

     I passionately believe in the Company's future. There will be more delays and lean times as we move forward. Because of the stage of our business I believe that is inevitable. However, I believe those times and delays will eventually pass. Our technology can treat the streams of waste created by tires, plastics, electronics and oil. The technology has great value to the Company and, unless two thirds of all of us agree, will always be owned by the Company.

     I hope that each one of you can attend the meeting. I know that will not be possible for many of you, so I encourage you to return your proxy so your vote will count at the meeting.



Ronald L. Wilder, President


                            TITAN TECHNOLOGIES, INC.
                             3202 Candelaria, N.E.
                         Albuquerque, New Mexico 87107

                                PROXY STATEMENT

                                      AND

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be held on June 9, 1998

     The  Annual  Meeting  of  Shareholders  of TITAN  TECHNOLOGIES,  INC. ( the
"Company") will be held on June 9, 1998, at the Company's officers 3206 Candelaria Road, N.E., Albuquerque, New Mexico 87107, at 9:30 a.m., New Mexico time, to act upon the following:

(1)  To elect three Directors; and

(2) To consider such other business as may properly come before the Annual Meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. The Board of Directors is not aware of any other matters to come before the Annual Meeting. Only shareholders of record at the close of business on May 5, 1998 (the "Record Date"), are entitled to vote at the Annual Meeting. Shares cannot be voted except in person unless a signed proxy is provided or other arrangements are made to have the shares represented at the Meeting.

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. THE COMPANY HAS FURNISHED FOR YOUR CONVENIENCE A PRE-ADDRESSED ENVELOPE IN WHICH TO RETURN YOUR PROXY. PLEASE MAIL IN YOUR PROXY TODAY. YOUR PROMPT RETURN OF THE ENCLOSED PROXY WILL SAVE THE COMPANY THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO OBTAIN A QUORUM AT THE ANNUAL MEETING.


Sincerely,


Ronald L Wilder, President


Albuquerque, New Mexico,  May 5, 1998

                                PROXY STATEMENT

                            TITAN TECHNOLOGIES, INC.
                             3202 Candelaria, N.E.
                         Albuquerque, New Mexico 87107

                        PERSONS MAKING THE SOLICITATION

     The Board of Directors (the Board") of Titan Technologies, Inc. (the "Company") solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company, to be held on June 9, 1998, at the Company's offices , 3206 Candelaria, N.E. Albuquerque, New Mexico 87107, at 9:3O a.m., New Mexico time, and at any postponement(s) or adjournment(s) of the Annual Meeting.

                             METHOD OF SOLICITATION

     Solicitation will be made primarily by mail, commencing on or about May 8, 1998, but may also be made by telephone or oral communications by directors, officers and employees of the Company. The Company estimates that the total amount to be spent in connection with the solicitation, excluding salary paid to officers and regular employees, may be from $5,000 to $50,000, depending on whether this solicitation is contested. The Company will pay all costs of its solicitation efforts.

                       PROXIES AND VOTING AT THE MEETING

     There are 24,134,411 shares of no par value common stock issued and outstanding. A majority of those shares, counted in the aggregate, must be represented in person, or by proxy at the Annual Meeting in order to hold the Annual Meeting. Only shareholders of record at the close of business on May 5, 1998, are entitled to vote at the Annual Meeting. Because many shareholders cannot attend the Annual Meeting, a large number must be represented by proxy. Shareholders are encouraged to sign and return their proxies promptly, indicating the manner in which they wish their shares to be voted. The proxy agents will vote the shares represented by the proxies according to the instructions of the persons giving the proxies. Unless other instructions are given, votes will be cast:

1. For the election of the five nominees for Director presented later in this Proxy Statement. To be elected as a director, a nominee must receive the votes of a majority of the shares represented at the Meeting. If, for any reason any of the nominees become unavailable for election, which the Board does not anticipate, the proxies will be voted for a substitute nominee to be designated by the Board.

2. For the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) of the Annual Meeting.

     To be elected, nominees for seats on the Board of Directors must receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting. To be passed, any other item that comes before the shareholders must also receive the affirmative vote of a majority of the votes cast in person and by proxy at the meeting.

     Election inspectors will be appointed at the meeting. Such Inspectors will determine the validity of proxies and will receive, canvas and report to the meeting the votes cast by the shareholders on each item brought before the shareholders for vote. No shares of the Company's stock can be voted by any person who is not the record owner or voting under authority granted by the record owner. All returned proxies are counted toward the required quorum or the required majority of shares present at the meeting for election of directors. If any shareholder returns a proxy without indicating his directions whether the proxy should be voted for or against any item or voted for or withheld from voting on any item, the proxy will be voted by the proxy agents for management's nominees for director and in the agents' discretion on any other matter coming before the meeting.

     Any Shareholder returning a proxy has the power to revoke that proxy at any time before it is voted, by delivery of a written notice of revocation, signed by the shareholder, to the Secretary of the Company; by delivery of a signed proxy bearing a later date; or by attending the Annual Meeting and voting in person. Any proxy which is not revoked will be voted at the Meeting.

     The Annual Meeting will be conducted in accordance with an agenda which will be conspicuously posted at the Annual Meeting. Participation at the meeting will be encouraged but will be limited to shareholders and holders of valid proxies for shareholders. the Meeting will start promptly at 9:30 a.m.

                             ELECTION OF DIRECTORS

     At the annual meeting, the shareholders will elect three Directors to each serve until the next annual or special meeting of shareholders at which directors are elected. The Board of Directors of the Company has nominated Ronald L. Wilder, Ronald E. Allred and Jelle deBoer to be Management's slate of candidates. Mr. Wilder and Dr. Allred are current Directors. Dr. de Boer is a former director. The Company's nominees have consented to be nominated and to serve if elected. Management's nominees are:

Ronald L. Wilder, the President and Chief Operating Officer of the Company, is 62 years of age and has been employed by the Company since 1986. Mr. Wilder and another person acted as the Company's board of directors from 1986 until a new slate of directors was elected by the company's shareholders on November 13, 1992. Following the election, the new board of directors voted to retain Mr. Wilder as the Company's President and Chief Operating Officer. Mr. Wilder was a founder of TRTC and serves on TRTC's board of directors. Mr. Wilder attended the University of Southern California from 1954 to 1957 where he studied geology. He served as President and a director of Solar Age Industries, Inc. from 1978 to 1986. Prior to being employed by Solar Age Industries, Inc., Mr. Wilder owned and or operated public or private corporations in the cattle, Indian art and financial service businesses. Since the resignation of Mr. Bruce Clark, Mr. Wilder also serves as the Company's secretary/treasurer and Chief Financial Officer.

Dr. Ronald E. Allred, was elected to the Company's board of directors by the Company's shareholders on November 13, 1992. Dr. Allred is 51 years of age and holds a B.S. degree in Chemistry and a MS degree in Nuclear Engineering from the University of New Mexico and a Sc.D. degree in Polymerics from MIT. He was employed by Sandia National Laboratory as a Technical Staff member from July of 1969 to August of 1986. from December of 1986 to January of 1991 he was employed as the director of the Material Department of PDA Engineering in Costa Mesa California, and since January of 1991 has been employed as the President of Adherent Technologies in Albuquerque, New Mexico.

Dr. Jelle deBoer, who is 75 years old, was first elected to the Registrant's board of directors by the Registrant's Directors on January 4, 1994 and served until October 10, 1997, when he resigned because of health matters. He recently agreed to serve again as a director if the shareholders should elect him to the board once again. Dr. deBoer holds a B.S. degree in Biology, a M.S. degree in Radiation Biology and a Ph.D. degree in Radiation Biology, as well as specialized courses in Environmental Sciences. Dr. deBoer was employed by the U.S. Air Force for more than 25 years as a Research Scientist.

     No family relationship exists between any of the Company's officers and directors.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The company's No Par. Value Stock is its only class of voting securities outstanding. Only shareholders of record at the close of business on the Record Date, will be entitled to vote at the Annual meeting and at any adjournment thereof. As of Record Date there were 24,135,411 such shares were outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on each matter coming before the Meeting.

Security Ownership of Certain Beneficial Owners and Management:

     The following table sets forth, as of the Record Date the beneficial ownership of the Company's No Par Value Stock by each nominee and by all officers and Directors as a group. The information as to beneficial stock ownership is based on data furnished by each person. Each person has sole voting and investment power as to all shares unless otherwise indicated.

NOTE: "Beneficial ownership" of stock, as defined by the Securities and Exchange Commission, includes stock which is not outstanding and not entitled to vote or receive dividends, but which an individual has the right to acquire within 60 days pursuant to a vested stock option. There are no unexercised stock options now issued or outstanding. The Company may issue stock options in the future as circumstances dictate.

      (1)            (2)                           (3)                    (4)
Title of Class    Name and                     Amount and               Percent
                  Address of                   Nature of                of Class
                  Beneficial                   Beneficial
                  Owner                        Ownership

No Par            Ronald L. Wilder               123,500 (direct)         .5
Value Common      3202 Candelaria, N.E.        1,400,000* (indirect)     5.80
                  Albuquerque,
                  New Mexico 87107

No Par            Dr. Ronald E. Allred           216,000 (direct)         .8
value common      9621 Camino del Sol, N.E.
                  Albuquerque,
                  New Mexico 87111

No Par            Jelle deBoer                   143,000 (direct)         .6
Value Common      1716 Valencia, N.E.
                  Albuquerque,
                  New Mexico 87110

No Par value      Officers and Directors         482,500  (direct)       2.0
Common Stock      (six persons)                        and
                  owned of record              1,400,000* (indirect)     5.8
______
* Shares are owned by Mr. Wilder's family members who look to Mr. Wilder for advice in voting their shares.

Other persons owning 5% or more of the Company no par value common stock:

     The only other persons known by the Company to own 5% or more of its issued and outstanding no par value common stock are the following:

      (1)            (2)                          (3)                     (4)
Title of Class    Name and                     Amount and               Percent
                  Address of                   Nature of                of Class
                  Beneficial                   Beneficial
                  Owner                        Ownership

No Par            Wolfgang Rieger              3,111,111 (direct)        12.9
value common      Gesmb H
                  Kohlmarkt 5/12
                  Vienna, Austria

No Par            Josef  R. Strauss            3,100,000* (direct)       12.9
value common      1243 Plumosa Dr.
                  Ft. Myers,
                  Florida 33901

Meetings of the Board:

     The Board held four meetings during the last fiscal year and all directors were in attendance at those meetings. Typically the board acts in an informal way and conducts its business through consent meetings following such telephonic discussions as each director feels may be necessary for him to have an understanding of the proposals to which his consent may be requested. During the last fiscal year, the Directors had no consent meetings.

The Board has no audit, nominating, compensation committee, or other committees.

EXECUTIVE COMPENSATION

Over the past three years, the Company's executive officers were paid as follows:

                                                                                               Long Term Compensation
                                                    Annual Compensation                       Awards               Payouts
(a)                                    (b)           (c)             (d)        (e)       (f)        (g)        (h)        (i)
                                                                              Other                 Securities
Name                                                                          Annual    Restricted  Under-                 All Other
and                                                                           Compen-     Stock     lying      LTIP        Compen-
Principal                                                                     sation    Award(s)    Options/   Payouts     sation
Position                                Year         Salary($)     Bonus($)    ($)        ($)       SARS (#)    ($)        ($)

Ronald L. Wilder ..............         1995         $30,000        -0-        -0-        -0-        -0-        -0-        -0-
President .....................         1996         $36,000        -0-        -0-        -0-        -0-        -0-        -0-
and COO .......................         1997         $36,000        -0-        -0-        -0-        -0-        -0-        -0-

Bruce L. Clark* ...............         1995         $30,000        -0-        -0-        -0-        -0-        -0-        -0-
Secy., Treas., ................         1996         $36,000        -0-        -0-        -0-        -0-        -0-        -0-
and CFO .......................         1997         $36,000        -0-        -0-        -0-        -0-        -0-        -0-

-----------------
* On April 8, 1998, Mr. Clark resigned as an officer and as a director.

     In the future, the Registrant's employees, including the Registrant's officers, may also receive such bonuses and salary increases as the Board of Directors, in its sole discretion, may award. The Registrant may in the future grant cost-of-living or merit increases, even though such increases are not currently contemplated and may provide health insurance benefits to the officers and Directors and all other full time employees and their dependents. The Registrant presently has no retirement, bonus, profit sharing, stock option or other compensation plan. The Registrant may in the future, and with the approval of the Registrant shareholders, establish an Employee Stock Ownership Plan and stock option plan or similar program to benefit its key employees, the specific terms of which have not presently been determined. Other than what is discussed above, the Registrant has no retirement, pension, profit sharing, stock option or similar program for the benefit of its officers, directors or employees, and there are currently no plans, arrangements, commitments or understandings with respect to the establishment of any such program.

                               LEGAL PROCEEDINGS

     The only legal proceedings to which the Registrant is a party or of which any of its property is subject are pending or known to be contemplated is the following:

     On February 12, 1998, the Registrant filed an action in the Second Judicial District Court for Bernalillo County, New Mexico, (Civil Action CV-98-182 LH/LCS) against Josef Strauss and Environmental Solutions Agency (a/k/a ESA World Trade), alleging fraud, breach of contract, conversion, and breach of oral agreement in connection with contracts and agreements for the sale and/or licensing of the Registrants's TRTC technology and certain geographic marketing rights and raising capital funds for recycling plants in Europe. The suit seeks compensatory and punitive damages in excess of $50,000 plus attorney fees. Due to the early state of this litigation, management cannot estimate when a trial on the merits may occur or the likelihood of success or the amount of any verdict favorable to the Registrant.

     The Registrant knows of no other legal proceedings pending or threatened, or judgment against any director or officer of the Registrant in their capacity as such.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Grant Thornton LLP, certified public accountants, has provided services to the Company during the past fiscal year, which included the examination of the Company's consolidated financial statements included in the Annual Report to Shareholders and Annual Report on Form 10-KSB. A representative of Grant Thornton LLP will be present at the Annual Meeting, will be available to respond to appropriate questions concerning the financial statements of the Company, and will have the opportunity to make a statement if the representative desires to do so.

                                 ANNUAL REPORT

     The Registrant delivered a copy of its Annual Report on Form 10-KSB to every shareholder of record on March 19, 1998. Any shareholder who became a holder of record after that date who is a record holder on the Record Date will receive a copy of the Annual Report on Form 10-KSB with the mailing of this proxy statement. Any shareholder who wants an additional copy should request the copy from Mr. Ronald W. Wilder at the address set forth on the first page of this Statement. PROXY MATERIALS FOR NEXT ANNUAL MEETING

                    PROXY MATERIALS FOR NEXT ANNUAL MEETING

     Shareholder proposals for consideration at the next Annual Meeting, which the company expects to hold in December, 1998, must be received by the Company no later than August 31, 1998. In order for such proposals to be included, they must be legal and must comply with the Rules and Regulations of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     The Board knows of no other business which is to be presented at the Annual Meeting. However, if other matters should properly come before the Annual Meeting, the persons named in the proxy will vote on those matters according to their judgment.

By Order of the Board of Directors

Ronald L. Wilder, President

Albuquerque New Mexico,  May 5, 1998


ON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JULY 31, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) TO ANY RECORD HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S SHARES AS OF THE CLOSE OF BUSINESS ON May 4, 1998. ANY EXHIBIT TO THE ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED ON REQUEST UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THE EXHIBITS. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO RONALD L. WILDER, PRESIDENT, TITAN TECHNOLOGIES, INC., 3206 CANDELARIA ROAD, N.E., ALBUQUERQUE, NEW MEXICO 87107.

                                     PROXY

     FOR THE ANNUAL MEETING OF SHAREHOLDERS OF TITAN TECHNOLOGIES., INC. to be held at 9:30 a.m., June 9, 1998, in the Company's offices at 3206 Candelaria Road, N.E., Albuquerque, New Mexico 87107.

     This Proxy is solicited by Management. Management recommends that you vote "Yes" for the election of each Management Candidate.

     THE UNDERSIGNED HEREBY APPOINTS AS PROXIES, Ronald L. Wilder and Ronald E. Allred, and each of them, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all of the stock of Titan Technologies, Inc. owned of record by the undersigned on May 5, 1998, at the 1997 Annual Meeting of Shareholders to be held on June 9, 1998, and at any postponement(s) or adjournment(s) thereof, for the election of three Directors and to vote upon any other matters which may properly come before the Meeting, subject to any directions in this proxy.

THIS PROXY REVOKES ALL PROXIES PREVIOUSLY GRANTED BY ME FOR ANY PURPOSE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF RONALD L. WILDER, RONALD E. ALLRED AND JELLE AS THE COMPANY'S DIRECTORS AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTER BROUGHT BEFORE THE MEETING.

                             ELECTION OF DIRECTORS:

VOTE MY STOCK FOR THE FOLLOWING THREE NOMINEES:

[   ]  RONALD L. WILDER  - RONALD E. ALLRED  -  JELLE deBOER

[   ] NO: WITHHOLD AUTHORITY TO VOTE FOR ALL CANDIDATES LISTED ABOVE.

INSTRUCTIONS: If you do not want your stock voted for any individual listed above, line through that Nominees name.

                OTHER MATTERS THAT MAY COME BEFORE THE MEETING:

If any other matters are properly brought before the Meeting (or any adjournments of the Meeting) in their discretion, the persons named as Proxies or their substitutes are authorized to vote upon such other matters in their discretion.

[__] GRANTED

[__] WITHHELD

Sign below as your name appears on the label. If there is no label, sign your name as you normally sign your name and date your proxy.


__________________________________________
Signature

DATE  _________________________________, 1998

__________________________________________
Signature of co-owner (if applicable)

DATE  _________________________________, 1998

When signing as attorney, executor, administrator, trustee or guardian, please sign title as such. If a corporation, please sign in full the corporation's name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. If anyone other than the shareholder(s) named on the above label is signing this proxy, indicate the capacity in which you are signing,

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR STOCK CANNOT BE VOTED UNLESS YOU VOTE IN PERSON AT THE ANNUAL MEETING OR YOU RETURN A SIGNED AND DATED PROXY BY THE TIME OF VOTING AT THE ANNUAL MEETING.